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                                                                   Exhibit 11(b)

                                  Law Offices
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                      300 EAST LOMBARD STREET, 19TH FLOOR
                         BALTIMORE, MARYLAND 21202-3268
                                  410-526-5600
                               FAX: 410-526-5650
                            LAWYERS@BALLARDSPAHR.COM

                                                                  April 29, 2003

Security Capital Real Estate Mutual Funds Incorporated
11 South LaSalle Street
Chicago, Illinois 60603

        Re: Security Capital Real Estate Mutual Funds Incorporated
            Registration Statement on Form N-1A
            (Registration Nos. 333-20649 and 811-8033)
            ------------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Counsel and Independent Accountants." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP